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                                                                    EXHIBIT 21.1

                                VTEL Corporation
                              List of Subsidiaries

                                  Exhibit 21.1

Subsidiary                                     Location of Incorporation

Compression Labs, Incorporated                 Delaware
VTEL-ICS, Incorporated                         Delaware
VTEL Australia Ltd. Pty.                       Australia
CLI Belgium                                    Belgium
CLI Europe Ltd.                                United Kingdom
VTEL Europe Ltd.                               United Kingdom
VTEL Germany GmbH                              Germany
VTEL France S.A.                               France
VTEL Brazil LTDA                               Brazil